EXHIBIT 3.ii




                                       UNITED STATES BASKETBALL LEAGUE, INC.

                                                      BY-LAWS




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                               U. S. B. L.

                                 By-Laws


Article

I.       Name and Principal Office

II.      Purposes and Objects

III.     Meetings of Shareholders

IV.      Directors

V.       Officers

VI.      Commissioners Powers

VII.     Certificates of Stock

VIII.    Dividends

IX.      Amendments




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                              ARTICLE I
                      NAME AND PRINCIPAL OFFICE

Section 1. This corporation's name is the United States Basketball League, Inc. ("USBL").

Section 2. The principal office of the USBL is located at 117 North Broad Street, Milford, Connecticut 06460.

                             ARTICLE II
                        PURPOSES AND OBJECTS

Section 1. The purposes and objects of the USBL are:

(a) To operate a league of professional basketball clubs.

(b) To do everything and anything lawful and necessary, proper, suitable or convenient for the purpose(s) stated above.

Section 2. The USBL is operated for profit.

                            ARTICLE III
                     MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of shareholders shall be held on the 10th day of January of each year. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter.

Section 2. QUORUM. The presence, in person or by proxy, of the holders of a majority (HZ) percent of the outstanding stock entitled to vote on the subject matter shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future rime not less than Fourteen (14) nor more than twenty-one (21) days later, and the Secretary shall thereupon give at least five (5) days notice by mail to each shareholder entitled to vote who was absent from such meeting.

Section 3. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the President. The President shall call a special meeting of shareholder. whenever so requested in writing by a majority of Directors or by shareholders representing not less than twenty-five (25%) percent of the total number of shares of the issued and outstanding capital stock entitled to vote at said meeting. No business other than that specified in the call for the meeting shall be transacted at any such special meeting of the shareholders.

Section 4. VOTING. At all meetings of the shareholders all questions, the manner of deciding which is not specifically regulated by Delaware statutes, shall be determined by a majority vote of the shareholders present in person of by proxy.

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Each shareholder present in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him.

Section 5. NOTICE. Written notice of the time and place and general purposes of all annual and special meetings shall be mailed or otherwise given as provided by law by the Secretary to each shareholder not less than thirty (30) days prior to the date thereof. Annual and special meetings of shareholders may be held at such time and place within the State of Connecticut as the Directors shall determine.

                             ARTICLE IV
                             DIRECTORS

Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors elected by the Shareholders at their annual meeting. The number of directorships at any time shall be fixed by resolution, first, of the incorporator, and thereafter of the shareholders.

Section 2. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

Section 3. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the corporation.

Section 4. DIRECTORS' MEETINGS. Regular meetings of the Hoard of Directors shall be held immediately following the annual meeting of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President upon the written request of three (3) Directors. Any and all meetings may be held within or without of the State of Connecticut as the Directors shall determine.

Section 5. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than fourteen (14) days later. The act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

Section 6. VOTING. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he or she may hold.

Section 7. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by the concurring vote of a majority of the remaining Directors.

Section 8. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed, either with or without cause, at any time by a vote of the shareholders holding sixty (602) percent of the stock, at any special meeting called for the purpose.

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Section 9. NOTICE. Written notice of all regular and special meetings shall be mailed to each director by the Secretary not less than seven (7) days prior to the date fixed for such meeting.

Section 10. UNANIMOUS CONSENT. In lieu of any regular or special meeting and vote of the Directors the unanimous written consent of all Directors may be filed ~with the Secretary with respect to any action taken or to be taken by the Directors, and said consents shall, when filed, have the same force and effect as a unanimous vote of the Directors.

Section 11. All Directors of the USBL will be indemnified by the USBL against expenses actually and necessarily incurred by them in connection with defense of any action, suit or proceedings to which they are made a party, by reason of their being or having been elected to serve as directors of the USBL and against claims, losses, damages and judgments against them by reason of any act performed by them in their capacity as directors, except for any act in which they are adjudged liable for misconduct in the performance of their duties as a director.

Section 12. A. The Board of Directors shall appoint a Commissioner of the basketball league. The Commissioner's contract, if any, must be approved by two thirds of the members of the Board of Directors at a duly constituted meeting called for that purpose.

B. The Commissioner shall have a fixed term established by the Board of Directors, at an annual salary to be determined by the Board of Directors.

C. If the Commissioner dies or is incapacitated during his term (as determined by a majority of the Board of Directors), the Board of Directors shall appoint a new Commissioner within ninety (90) days after the previous Commissioner's death or determination of incapacity.

D. The Commissioner shall be vested with full authority to carry out the duties delegated to him in these by-laws. When there is no Commissioner, the Board of Directors may appoint an Acting Commissioner. The person designated as Acting Commissioner by the Board of Directors shall have all of the Commissioner's powers and duties.
                                    ARTICLE V
                                    OFFICERS

Section 1. NUMBER. The officers of this corporation shall be a President, a Vice President. a Secretary and a Treasurer, and such other officers as are designated by the Board of Directors.

Section 2. ELECTION. The Board of Directors, at its annual meeting held immediately after the annual meeting of shareholders, shall elect from among their number a President, a Vice president, a Secretary and a Treasurer and such other officers as the Board of Directors may determine, all of whom shall serve for the term of one

year and until their successors are duly elected and qualified. No more than two offices may be held by the same person.

Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the corporation shall be as follows:
                                    PRESIDENT

The President shall preside at all meetings of the Board of Directors and shareholders.

He shall present at each annual meeting of the shareholders and Directors a report of the condition of the business of the corporation.

He shall cause to be called regular and special meetings of the shareholders and Directors in accordance with these By-laws.

He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the corporation, subject to the approval of the Board of Directors.

He shall sign and make all contracts and agreements in the name of the corporation.

He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

He shall sign all certificates of stock.

He shall have general direction and management of the affairs of the corporation.

He shall enforce these By-laws and perform all the duties incident to the office of President.
                                                  VICE PRESIDENT

The Vice President shall have the responsibility of assisting the President in carrying out his duties.

He shalt preside at all meetings of the Board of Directors and shareholders in the absence of the President.

He shall perform all the duties of the President in the event of the incapacity of the President.

He shall have specific responsibility, at the direction of the President, in the following areas: personnel, accounting, finances, insurance, shareholder relations, investments,
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franchising, player relationships, player contracts, media, promotional arrangements, relationship with arena owners and insurance.

He shall issue reports at the request of the President or Board of Directors in each area of his responsibility at Least one time per year.

                                                     SECRETARY

The Secretary shalt keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

He shall give and serve all notices of the corporation.

He shall be custodian of the records and of the seal, and affix the latter when authorized and required.

He shall keep the stock and transfer books in the manner prescribed by law.

He shall sign all certificates of stock.

He shall present to the Hoard of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the corporation.

He shall attend to all correspondence and perform all the duties incident to the officer of Secretary.

                              TREASURER

The Treasurer shall have the care and custody of and be responsible for the funds and securities of the corporation, and deposit all such funds in the name of the corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

In the absence of a resolution of the Directors to the contrary, he shall sign, make and endorse in the name of the corporation, all checks, drafts, notes and other evidences of debt.

He shall exhibit at all reasonable times his books and account. to any director or stockholder of the corporation upon application at the office of the corporation during business hours.

He shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him.

Re shall present a full financial report at the annual meeting at the shareholders.
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He shall keep, at the office of the corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

He shall perform all duties incident to the office of Treasurer.

Section 4. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

Section 5. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 6. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a two thirds vote, at any time, with or without cause.

                                   ARTICLE VI
                              COMMISSIONER'S POWERS

Section 1. The Commissioner shall be the Chief Executive Officer of the operation of the Corporation's basketball league. The Commissioner may perform any act consistent with his obligation as Chief Executive Officer of such league, so long as such act is not inconsistent with any agreement entered into by the USBL, these By-laws and the rules and regulations of the league.

Section 2. The Commissioner is authorized to appoint committees.

Section 3. The Commissioner may recommend to the Board of Directors legal action and other steps against any person or ocher organization, including a USBL club, to protect the best interests of the USBL.

Section 4. The Commissioner shall have the power to hire such administrative and support personnel for the USBL as the Commissioner deems necessary to assist the Commissioner in the operation of the USBL, subject to the approval of the Board of Directors.

Section 5. The Commissioner is authorized to adopt and promulgate rules and regulations, subject to the approval of the Board of Directors, for the basketball league, which may include, without limitation:

(a) rules and regulations governing the contractual relationship of clubs and players, including the adoption of model player contracts.

(b) rules and regulations governing behavior, and the firing and suspension of players, coaches and any persons associated with any USBL club;

(c) rules and regulations governing the scheduling of basketball contests;
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(d) rules and regulations governing the drafting of players by the various USBL basketball clubs;

(e) rules and regulations governing the playing and officiating of USBL basketball contests.

(f) rules and regulations governing the USBL All-Star Game and USBL playoff games and the manner of determining participation in such basketball contests;

(g) rules and regulations governing the keeping of records and statistical information of the USBL;

(h) rules and regulations governing USBL training camps;

(i) rules and regulations governing the assignment of player contracts and the manner in which a player's contract can be transferred from one club to another club;

(j) rules and regulations governing players' eligibility to participate for individual USBL basketball clubs in the league;

(k) rules and regulation governing the take-over of USBL clubs who have failed to adhere to their franchise agreements, these by-laws or the rules of the basketball League;

(l) rules and regulations governing the ownership by any party of a USBL franchise or interest in a USBL franchise;

(m) rules and regulations governing coaches, trainers and employees of all USBL franchises;

(n) rules and regulations governing situations in which a USBL club ceases operation, including a dispersal draft;

(o) rules and regulations governing adherence with league-wide contracts negotiated by the Corporation;

(p) rules and regulations governing local promotional agreements;

(q) rules and regulations governing any other aspect of the USBL operation necessary for the proper functioning of the basketball league.

                                   ARTICLE VII
                              CERTIFICATES OF STOCK

Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be
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signed by the President and by the Secretary and sealed with the seal of the corporation.

Section 2. TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate can be issued. No transfer shall be made upon the books of the corporation within ten days next preceding the annual meeting of the shareholders.

                              ARTICLE VIII
                               DIVIDENDS

Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the unsecured and unrestricted surplus of the corporation whenever, in their Opinion, the condition of the corporation's affairs will render it expedient for such dividends to be declared, pursuant to law. No dividend shall be paid that will impair the capital of the corporation.

                              ARTICLE IX
                              AMENDMENTS

Section 1. HOW AMENDED. These By-laws may be amended by an affirmative vote of the shareholders representing sixty (601) percent of the capital stock entitled to vote, at an annual meeting or at a special meeting called for that purpose, provided that written notice shall have been sent to each shareholder entitled to receive such notice, which notice shalt state the amendments which are proposed to be made in such By-laws. Only such changes as have been specified in the notice shall be made, If, however, all the shareholders shall be present at any regular or special meeting, these By-laws may be amended by a unanimous vote, without any previous notice; and furthermore, these By-laws may be amended by unanimous consent action of the shareholders as provided in these By-Laws.